                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Martin Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                April 6, 1998






Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Martin Industries, Inc. (the "Company"), to be held on Friday, May 15, 1998, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time. Notice of the Annual Meeting of Stockholders, together with the Proxy Statement and Form of Proxy, accompany this letter.

     Matters to be considered at the Annual Meeting of Stockholders are (i) the election of three (3) members to the Board of Directors of the Company to serve until the Annual Meeting of the Company to be held in 2001 and one member of the Board of Directors of the Company to serve until the Annual Meeting of the Company to be held in 1999, (ii) a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and (iii) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting of Stockholders appear in the Proxy Statement. Other than the election of directors and the proposal to ratify the selection of the Company's independent auditors, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting of Stockholders so that we may have the opportunity of meeting with you and discussing the affairs of the Company. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR SHARES OF COMMON STOCK ARE VOTED.

     We look forward to seeing you at the Annual Meeting.

                                                      Sincerely yours,



                                                      William H. Martin, III
                                                      Chairman, President and
                                                      Chief Executive Officer

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

                             MARTIN INDUSTRIES, INC.


To the Stockholders of Martin Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Martin Industries, Inc., a Delaware corporation (the "Company"), will be held at Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 15, 1998, at 11:00 A.M., Central Daylight Time, for the following purposes:

(1) To elect three (3) members to the Board of Directors of the Company to serve until the Annual Meeting of the Stockholders of the Company to be held in 2001 and one member of the Board of Directors of the Company to serve until the Annual Meeting of the Company to be held in 1999 and, in each case, until their successors are duly elected and shall have qualified;

(2) To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

(3) To transact such other business as may properly come before the Annual Meeting.

     Holders of record of the Common Stock of the Company at the close of business on March 23, 1998 are entitled to notice of and to vote on all matters to be considered at the Annual Meeting. A complete list of the Stockholders entitled to vote at the Annual Meeting shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the Company's corporate headquarters located at 301 East Tennessee Street, Florence, Alabama. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR COMMON STOCK IS VOTED. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                                  Roderick V. Schlosser
                                                        Secretary
                                                  Martin Industries, Inc.

301 East Tennessee Street
Florence, Alabama  35630
April 6, 1998

--------------------------------------------------------------------------------

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 15, 1998

--------------------------------------------------------------------------------



     This Proxy Statement is being furnished on behalf of the Board of Directors (the "Board") of Martin Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 15, 1998, at 11:00 A.M., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders of the Company. It is contemplated that this Proxy Statement and accompanying form of Proxy will be mailed to Stockholders of the Company on or about April 6, 1998.

     The shares represented by each proxy received by the Board of Directors of the Company will be voted in accordance with the instructions appearing thereon. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company named in this Proxy Statement and FOR the ratification of the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, all as described in more detail elsewhere in this Proxy Statement. A Stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. Attendance at the Annual Meeting by itself will not revoke a proxy.


                              I. VOTING SECURITIES

     As of March 23, 1998, the record date for determining Stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,644,980 shares of Common Stock. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but will have the effect as described below concerning the matters to be voted upon by the Stockholders at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to ratify the Board's appointment of Arthur Andersen LLP as the Company's independent auditor for the fiscal year ending December 31, 1998. Therefore, abstentions, broker non-votes and votes that are withheld with respect to the ratification of the Company's independent auditors will have the same effect as negative votes.


                            II. ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of members of the Board of Directors shall be fixed by resolution of the Board of Directors or Stockholders of the Company. The Restated Certificate of Incorporation and the By-laws of the Company provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of Stockholders and to serve for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of eight persons.

CURRENT NOMINEES

     The Board of Directors proposes to nominate the three persons named below for election as directors to serve until the Annual Meeting of Stockholders to be held in 2001 and until their successors have been elected and shall have qualified. The Board of Directors further proposes to nominate the person named below for election to fill a vacancy in the class of directors whose term expires in 1999. Therefore, the nominee, if elected, will serve until the Annual Meeting of Stockholders to be held in 1999 and until his successor has been elected and shall have qualified.

     The names, ages and principal occupations of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each of them as of March 16, 1998, are as follows:

                          NOMINEES TO SERVE UNTIL 2001

                                                                                         Number and Percent
                                                                                         of Shares of Common
            Name, Age and                                                               Stock of the Company
        Principal Occupation                              Director                      Beneficially Owned as
             Of Nominees                                    Since                       of March 16, 1998(1)
        --------------------                              --------                      ---------------------

William D. Biggs, 59                                         1993                       36,666(2)(3)        *
  Managing Partner,
  Carillon Beach

Jim D. Caudle, Sr., 62                                       1990                       23,581(2)(4)        *
  Chairman and Chief Executive Officer
   United Printed Circuits, Inc.
  Chairman and Chief Executive Officer
   Advanced Precision Manufacturing, Inc.

James J. Tanous, 50                                          1998                       0(2)                *
  Partner, Jaeckle Fleischmann & Mugel, LLP

                           NOMINEE TO SERVE UNTIL 1999

                                                                                         Number and Percent
                                                                                         of Shares of Common
            Name, Age and                                                               Stock of the Company
        Principal Occupation                              Director                      Beneficially Owned as
             Of Nominees                                    Since                       Of March 16, 1998(1)
        --------------------                              --------                      ---------------------

Herbert J. Dickson, 72                                       1985                       24,300(2)(5)        *
 Retired

----------
*    Represents less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 16, 1998 that such person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include 3,287,248 shares which are owned of record by the Employee Stock Ownership Plan and Related Trust (the "ESOP") and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. The members of the ESOP Committee currently do not participate in the ESOP.

(3) Includes 12,666 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.

(4) Includes 18,500 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options.

(5) Includes 19,300 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by Mr. Dickson's wife. Mr. Dickson disclaims beneficial ownership of the shares held by his wife.

     William D. Biggs has served as a director of the Company since 1993. Mr. Biggs has served as Managing Partner of Carillon Beach, a real estate development firm, since 1990.

     Jim D. Caudle, Sr. has served as a director of the Company since 1990. Mr. Caudle is Chairman and Chief Executive Officer of United Printed Circuits, Inc., a manufacturer of printed circuit boards, and Advanced Precision Manufacturing, Inc., a sheet metal manufacturing business, positions he has held since 1989 and 1991, respectively. From 1973 to 1994, Mr. Caudle was Chairman and Chief Executive Officer of United Plating, Inc., a metal finishing business.

         James J. Tanous has served as a director of the Company since March 1998. Mr. Tanous has been a partner in the law firm of Jaeckle Fleischmann & Mugel, LLP, a general business law firm having offices in Buffalo and Rochester, New York, since 1976. Mr. Tanous acted as special counsel for the Company from 1995 until his election as a director, at which time he withdrew from that representation.

     Herbert J. Dickson has served as a director of the Company since 1985. Mr. Dickson has been retired since 1995. From 1993 to 1995, Mr. Dickson was a private business consultant. Mr. Dickson served as Chairman and Chief Executive Officer of Fortune Financial Services, Inc. and Fortune Factors, Inc., businesses engaged in asset based lending and factoring, from 1987 to 1993. Mr. Dickson also serves on the board of Blount International, Inc.

     Each of Messrs. Biggs, Caudle and Dickson was elected as a director at the Annual Meeting of Stockholders held on April 7, 1995. Mr. Tanous was elected as a director by the Board of Directors in March 1998 to fill a vacancy on the board until the Annual Meeting of Stockholders to be held on May 15, 1998.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote FOR the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than four persons.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

     The following table sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings of Stockholders (and who will continue to serve as directors following the Annual Meeting) the names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of March 16, 1998:


                                                                                          Number and Percent of
                                                                                        Shares of Common Stock of
                                                                                        the Company Beneficially
            Name, Age and                     Current Term         Director                 Owned as of March
        Principal Occupation                    Expires              Since                     16 1998(1)
-----------------------------------           -------------     ---------------         -------------------------
William H. Martin, III, 67                       1999                1974                179,791(2)(3)  -  2.1%
  Chairman, President and Chief
  Executive Officer,
  Martin Industries, Inc.

Louis J. Martin, II, 43                          1999                1988                217,085(2)(4)  -  2.5%
  Vice President of Manufacturing,
   Martin Industries, Inc.

Bill G. Hughey, 62                               2000                1995                112,345(2)(5)  -  1.3%
  Retired

Charles R. Martin, 57                            2000                1974                194,195(2)(6)  -  2.2%
  President and Chief Executive Officer
  Amerimark Capital Corporation

----------

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 16, 1998 that such person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include 3,287,248 shares which are owned of record by the ESOP and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. The members of the ESOP Committee currently do not participate in the ESOP.

(3) Includes 6,976 shares which are not currently outstanding, but which William H. Martin, III is entitled to acquire upon exercise of outstanding stock options, and 27,965 shares held by his wife, for which he disclaims beneficial ownership.

(4) Includes 120,525 shares which are not currently outstanding, but which Louis J. Martin, II is entitled to acquire upon the exercise of outstanding stock options and 30,435 shares held as custodian for his minor children.

(5) Includes 1,800 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, and 10,360 shares held by his wife, for which he disclaims beneficial ownership.

(6) Includes 3,570 shares which are not currently outstanding, but which Charles R. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles
     H. Martin Estate, with respect to which Charles R. Martin also serves as executor and for which he disclaims beneficial ownership.

     William H. Martin, III is serving as President and Chief Executive Officer during the Company's search for a successor to James D. Wilson, who resigned as President and Chief Executive Officer in March 1998. Mr. Martin has served as Chairman of the Board of Directors of the Company since April 1994 and as a director of the Company since 1974. From 1977 to 1987, Mr. Martin served as President and Chief Executive Officer of the Company. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Church in New York City. From 1993 to March 1998, Mr. Martin was a private investor.

     Louis J. Martin, II has served as Vice President of Manufacturing since November 1996 and as a director of the Company since 1988. Since 1977, he has served the Company in various capacities, including as Vice President of Engineering from 1988 to 1996.

     Bill G. Hughey has served as a director of the Company since February 1995. Mr. Hughey previously served on the Board of Directors from 1975 until his retirement as President and Chief Executive Officer of the Company in May 1994, a position he had held since 1987.

     Charles R. Martin has served as a director of the Company since 1974. He serves as President and Chief Executive Officer of Amerimark Capital Group, a financial services firm, a capacity in which he has served since 1992.

     William H. Martin, III and Louis J. Martin, II are first cousins.

     During the Company's fiscal year ended December 31, 1997, the Board of Directors of the Company held four regular and five special meetings.


COMMITTEES OF THE BOARD

     The Company has two standing committees of the Board of Directors, the Compensation Committee and the Audit Review Committee. The Compensation Committee's function is to develop and monitor the compensation arrangements with the Company's President and Chief Executive Officer and its other executive officers, including the administration of the Company's stock incentive plans. The members of the Compensation Committee are William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William H. Martin, III. Mr. Dickson serves as the chairman of the Compensation Committee. The Compensation Committee met four times during the fiscal year ended December 31, 1997.

     The Audit Review Committee's functions are to (i) recommend, subject to approval by the Board of Directors and the Stockholders, the Company's independent accountants, (ii) meet with the Company's independent accountants and accounting personnel and review the scope and results of audits, (iii) assess the quality of the Company's financial reporting process, (iv) monitor the Company's compliance with laws and regulations relating to financial reporting requirements, and (v) assess the adequacy and effectiveness of internal controls. The members of the Audit Review Committee are Jim D. Caudle, Sr., Herbert J. Dickson, Bill G. Hughey, Charles R. Martin and William H. Martin, III. Mr. Dickson serves as the chairman of the Audit Review Committee. The Audit Review Committee met three times during the fiscal year ended December 31, 1997.

     The Company does not have a Nominating Committee.

                   III. RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP, independent accountants, served as the Company's auditors for fiscal year 1997 after having previously served in the same capacity since 1972. Upon recommendation of the Audit Review Committee and subject to ratification by the Stockholders, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting of Stockholders and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                IV. OTHER MATTERS

     The Board of Directors of the Company does not know at this time of any other matters that are to be presented at the Annual Meeting.

                            V. PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 16, 1998 regarding the beneficial ownership of the Company's Common Stock by (i) each person (including each "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) each director of the Company who is a Stockholder, (iii) each of the executive officers named in the Summary Compensation table under "Remuneration of Executive Officers," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Stockholders listed below has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                         Number of Shares                    Percentage of
                                                           Beneficially                  Beneficial Ownership
           Name                                              Owned (1)                        of Shares(1)
------------------------------                     ---------------------------           --------------------
Martin Industries, Inc.
   Employee Stock Ownership Plan
   and Related Trust                                    3,287,248                               38.0%
   P.O. Box 128
   Florence, Alabama  35630

Heartland Advisors, Inc.                                  654,000  (2)                           7.6
   790 North Milwaukee Street
   Milwaukee, Wisconsin 53202

William H. Martin, III                                    179,791  (3)(4)                        2.1
James D. Wilson                                           183,814  (3)(5)                        2.1
James W. Truitt                                           123,882  (3)(6)                        1.4
Louis J. Martin, II                                       217,085  (3)(7)                        2.5
Roderick V. Schlosser                                      10,032  (3)(8)                        *
J. Reid Roney                                              20,000  (3)(9)                        *
William D. Biggs                                           36,666  (3)(10)                       *
Jim D. Caudle, Sr.                                         23,581  (3)(11)                       *
Herbert J. Dickson                                         24,300  (3)(12)                       *
Bill G. Hughey                                            112,345  (3)(13)                       1.3
Charles R. Martin                                         194,195  (3)(14)                       2.2
All directors and executive
  officers as a group (14 persons)                      1,189,976  (3)                          13.6

-----------
*    Represents less than 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 16, 1998 that such person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Based on information contained in the Schedule 13G, dated January 29, 1998, filed by the named Stockholder with the Securities and Exchange Commission.

(3) Does not include 3,287,248 shares which are owned of record by the ESOP and with respect to which the individual, as a member of the ESOP Committee and, in the case of Messrs. William Martin, Louis Martin and Schlosser as trustee of the ESOP, shares in the voting and investment power. The members of the ESOP Committee and the trustees of the ESOP, other than Mr. Schlosser, currently do not participate in the ESOP.

(4) Includes 6,976 shares which are not currently outstanding, but which William H. Martin, III is entitled to acquire upon exercise of outstanding stock options, and 27,965 shares held by his wife, for which he disclaims beneficial ownership.

(5) Includes 172,500 shares which are not currently outstanding, but which Mr. Wilson is entitled to acquire upon the exercise of outstanding stock options, and 135 shares held by his wife, for which he disclaims beneficial ownership.

(6) Includes 122,500 shares which are not currently outstanding, but which Mr. Truitt is entitled to acquire upon the exercise of outstanding stock options.

(7) Includes 120,525 shares which are not currently outstanding, but which Louis J. Martin, II is entitled to acquire upon the exercise of outstanding stock options and 30,435 shares held as custodian for his minor children.

(8) Includes 6,000 shares which are not currently outstanding, but which Mr. Schlosser is entitled to acquire upon the exercise of outstanding stock options.

(9) Includes 20,000 shares which are not currently outstanding, but which Mr. Roney is entitled to acquire upon the exercise of outstanding stock options.

(10) Includes 12,666 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.

(11) Includes 18,500 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options.

(12) Includes 19,300 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by his wife, for which he disclaims beneficial ownership.

(13) Includes 1,800 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, and 10,360 shares held by his wife, for which he disclaims beneficial ownership.

(14) Includes 3,570 shares which are not currently outstanding, but which Charles R. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles
     H. Martin Estate, with respect to which Charles R. Martin also serves as executor and for which he disclaims beneficial ownership.

                     VI. REMUNERATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned by or paid to each person who served at any time during 1997 as the Company's Chief Executive Officer, and the compensation earned by or paid to the Company's other most highly compensated executive officers (collectively, the "named executive officers"), for the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                           ANNUAL COMPENSATION           AWARDS
                                                           -------------------     ---------------------
                                                                                   SECURITIES UNDERLYING    ALL OTHER
   NAME AND PRINCIPAL POSITION                     YEAR    SALARY         BONUS       OPTIONS/SARS(1)      COMPENSATION
   ---------------------------                     ----    ------         -----       ---------------      ------------
James D. Wilson (2)......................          1997    $237,516          $0      40,000(3)/  3,862      $ 6,345(4)
 Former President and Chief Executive Officer      1996    $187,530          $0      95,000(3)/  3,092      $ 5,828(5)
                                                   1995    $140,010     $68,100           0   /  3,024      $ 5,653(6)

James W. Truitt (7)......................          1997    $152,105          $0           0   /  3,704      $ 6,574(4)
  Former Senior Vice President and Secretary       1996    $115,515          $0      17,500(3)/  2,953      $ 5,956(5)
                                                   1995    $105,750     $26,700           0   /  3,059      $ 5,858(6)

J. Reid Roney (8)........................          1997    $127,524          $0      32,000(3)/      0      $17,699(4)
  Vice President of Sales and Marketing

Louis J. Martin, II......................          1997    $103,593          $0      7,000(3)/  2,604       $ 3,947(4)
  Vice President of Manufacturing                  1996    $ 92,675          $0     17,500(3)/  2,470       $ 3,834(5)
                                                   1995    $ 83,976     $25,700          0   /  3,006       $ 3,747(6)

Roderick V. Schlosser....................          1997    $100,503          $0      7,000(3)/      0       $16,948(4)
  Vice President and Chief Financial Officer       1996    $ 75,560          $0      3,000(3)/      0       $16,462(5)
    and Secretary                                  1995    $ 62,770      $9,800      3,000(3)/      0       $17,432(6)

--------------
(1) "SARs" consist of phantom shares credited to the named executives' accounts under the Company's Supplemental Executive Retirement Plan (the "SERP").

(2)  Mr. Wilson resigned as President and Chief Executive Officer on March 5,
     1998.

(3) Consists of a stock option(s) to purchase shares of Common Stock under the Company's 1994 Nonqualified Stock Option Plan.

(4) All other compensation for Messrs. Wilson, Truitt, Roney, Martin and Schlosser in 1997 includes taxable insurance premiums of $2,554, $3,354, $1,294, $1,208 and $1,717, respectively; Company 401(k) matching contributions of $2,092, $1,521, $0, $1,040 and $1,005, respectively;
     Company ESOP contributions of $0, $0, $14,706, $0 and $12,527, respectively; and supplemental medical insurance premiums of $1,699 each.

(5) All other compensation for Messrs. Wilson, Truitt, Martin and Schlosser in 1996 includes taxable insurance premiums of $2,554, $3,102, $1,208 and $928, respectively; Company 401(k) matching contributions of $1,575, $1,155, $927 and $756, respectively; Company ESOP contributions of $0, $0, $0 and $13,079, respectively; and supplemental medical insurance premiums of $1,699 each.

(6) All other compensation for Messrs. Wilson, Truitt, Martin and Schlosser in 1995 includes taxable insurance premiums of $2,554, $3,102, $1,208, and $708, respectively; Company 401(k) matching contributions of $1,400, $1,057, $840 and $628, respectively; Company ESOP contributions of $0, $0, $0 and $15,076, respectively; and supplemental medical insurance premiums of $1,699, $1,699, $1,699 and $1,020, respectively.

(7)  Mr. Truitt retired as Senior Vice President and Secretary on January 1,
     1998.

(8)  Mr. Roney's employment with the Company began in January 1997.

1997 STOCK OPTION/SAR GRANTS

     The following table sets forth the specified information with respect to stock option and SAR grants to each of the named executive officers during 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                          PERCENT OF                                          POTENTIAL REALIZABLE VALUE
                            NUMBER       TOTAL OPTIONS/                                       AT ASSUMED ANNUAL RATES OF
                         OF SECURITIES   SARS GRANTED      EXERCISE OR                        STOCK PRICE APPRECIATION
                          UNDERLYING     TO EMPLOYEE       BASE PRICE                          FOR OPTION/SAR TERM(1)
                         OPTIONS/SARS     IN FISCAL        OF OPTIONS/    EXPIRATION      ---------------------------------
      NAME                GRANTED(#)        YEAR           SARS ($/SH)       DATE              5% ($)               10% ($)
----------------         ------------   -------------     ------------   ------------     -----------------   -------------
James D. Wilson         40,000/3,862(2)  32.3%/30.0%      $5.375/$5.25    11/4/07/(2)    $135,212/$38,232    $342,655/$69,997

James W. Truitt              0/3,704(2)     0%/28.8%         N/A/$5.25       N/A/(2)          N/A/$19,446         N/A/$19,446

J. Reid Roney           20,000/N/A       25.8%/N/A        $ 7.25/N/A       1/1/07         $70,670/N/A        $236,624/N/A
                        12,000                            $5.375          11/4/07

Louis J. Martin, II      7,000/2,604      5.6%/20.2%      $5.375/$5.25    11/4/07/(2)     $23,662/$39,991    $ 59,965/$111,286

Roderick V. Schlosser    7,000/N/A        5.6%/N/A        $5.375/N/A      11/4/07         $23,662/N/A        $ 59,965/N/A

----------

(1) The number of years remaining until each named executive reaches retirement age under the provisions of the SERP has been used as the term in determining the potential realizable value of phantom shares credited to the named executive's account under the SERP.

(2) Consists of phantom shares credited to the named executive officer's account under the SERP. Under the terms of the SERP, the participant's SARs vest upon the participant attaining retirement age under the plan, upon death or upon the occurrence of a permanent disability. Generally, upon retirement, death or disability, the participant's benefit from his SARs will be distributed as a lump sum cash payment not later than one year following the closing of the plan year in which the event occurred; provided that, under certain circumstances, a participant's benefit may be deferred to commence following the participant reaching the age 70 1/2. See "- Compensation Pursuant to Plans-Supplemental Executive Retirement Plan" below for a more detailed description of the SERP.

1997 STOCK OPTION EXERCISES

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the named executive officers during 1997, along with the number and dollar value of any options remaining unexercised and the number and dollar value of any phantom shares outstanding at December 31, 1997. No options were exercised by the named executive officers during 1997.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING        VALUE OF UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS/SARS AT    OPTIONS/SARS AT FISCAL
                                                                        FISCAL YEAR-END (#)       YEAR-END ($)
                                                                          EXERCISABLE(1)/        EXERCISABLE(1)/
NAME                                                                     UNEXERCISABLE(2)       UNEXERCISABLE(2)
----                                                                     ----------------       ----------------

James D. Wilson......................................................    172,500/55,946         $269,210/$83,717
James W. Truitt......................................................    122,500/16,325         $470,847/$85,706
J. Reid Roney........................................................     20,000/12,000               $0/$0
Louis J. Martin, II..................................................    120,525/20,775         $464,280/$72,319
Roderick V. Schlosser................................................      6,000/7,000                $0/$0


(1) The number of securities underlying unexercised options includes presently exercisable stock options under the Company's 1988 Nonqualified Stock Option Plan and 1994 Nonqualified Stock Option Plan. The value of unexercised in-the-money options represents the difference between the fair market value of the shares subject to unexercised options as of December 31, 1997 and the cash portion of the option price of the shares. See "- Compensation Pursuant to Plans - 1988 Nonqualified Stock Option Plan" below. A fair market value of $5.25 per share is used based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1997, the final trading day of 1997. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) Includes presently unexercisable options under the Company's 1994 Nonqualified Stock Option Plan and phantom shares credited to the named executive officers' accounts under the SERP. The value of unexercisable in-the-money options represents the difference between the fair market value of the share subject to the nonexcercisable options at December 31, 1997 and the option price of the shares. The value of the phantom shares held under the SERP is equal to the fair market value of the equivalent number of shares of Common Stock at December 31, 1997. A fair market value of $5.25 per share is used based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1997, the final trading day of 1997. The actual value, if any, a person may realize as a result of such options will depend on the excess of the stock price over the exercise price on the date the option is exercised.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William H. Martin, III served as members of the Compensation Committee of the Board of Directors of the Company during 1997. From 1977 to 1987, William H. Martin, III served as the President and Chief Executive Officer of the Company. During 1997, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or was a director of the Company, nor does any such relationship exist currently.

DIRECTOR COMPENSATION

     Directors are reimbursed for their out-of-pocket expenses for each meeting of the Board of Directors attended. All directors of the Company, other than directors who are employees of the Company, receive from the Company a monthly retainer of $1,000. The Chairman of the Board also receives an additional annual retainer of $25,000. In addition, directors who are not employees of the Company currently receive a $700 fee per meeting of the Board of Directors, and any committee thereof, with the Chairman of the Board receiving a fee of $1,000 per meeting of the Board of Directors and the chairman of each committee receiving $900 per meeting of any committee of the Board of Directors. Directors are also entitled to receive grants of stock options under the 1994 Nonqualified Stock Option Plan of the Company and non-employee directors are entitled to receive grants of stock options and to defer fees or receive options in lieu of fees under the 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. In addition, each director is provided with $200,000 of coverage under the Company's group accidental death and dismemberment policy and directors who are or have been Stockholders and officers of the Company may become entitled to benefits under the Company's post-retirement benefit plan. See "- Compensation Pursuant to Plans - Life and Disability Insurance" and "- Post-retirement and Post-employment Benefits," below. Directors who are also employees of the Company receive no fees or retainers for attending meetings of the Board of Directors.


COMPENSATION PURSUANT TO PLANS

     Profit Sharing Plan. The Company sponsors the Martin Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), which covers substantially all employees of the Company. Contributions by the Company to the Profit Sharing Plan are at the discretion of the Board of Directors. Prior to 1993, contributions under the Profit Sharing Plan were generally equal to 20% of the amount by which income before income taxes and the contribution exceeded 15% of the net worth of the Company at the beginning of the year to which the contribution applied. As a result of the implementation of the ESOP in 1993, the Company did not make any contributions to the Profit Sharing Plan in 1993 or in any year since. As part of the Profit Sharing Plan, the Company also offers a savings and retirement provision (the "401(k) Plan"), which is designed to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 401(k) Plan was first approved by the Company in 1984. All employees of the Company are generally eligible to participate in the 401(k) Plan after completion of one year of employment. Each month, a participant may defer, on a pre-tax basis, up to 8% of his or her base compensation, excluding bonuses and extraordinary compensation, through contributions to the 401(k) Plan. The Company may choose to match a participant's salary deferrals in an amount equal to 25% of such deferrals, but not to exceed 1% of the participant's base compensation excluding bonuses and extraordinary compensation. Each participant is fully vested in the 401(k) Plan to the extent of his or her salary deferrals, but participants generally must have been employed by the Company for at least seven years before they have fully vested rights in any matching contributions made by the Company, although participants become partially vested in any matching contributions after three years of service. Lump sum or periodic distributions may be made from the 401(k) Plan upon termination of employment or attainment of age 65. A participant may also obtain a hardship withdrawal from the 401(k) Plan. Including employee contributions and the Company matching contributions, the named executive officers accrued the following benefits under the 401(k) Plan during 1997: Mr. Wilson - $10,459, Mr. Truitt -$9,715, Mr. Roney, - $0, Mr. Louis Martin - $6,337 and Mr. Schlosser - $5,025. Amounts deferred by these individuals under the elective deferral feature of the 401(k) Plan and the matching Company contributions applicable to these individuals are reported in the Summary Compensation Table above.

     Life and Disability Insurance. The Company provides each officer of the Company, including the named executive officers, with group term life insurance with a death benefit of up to a maximum of $100,000. The Company further provides each named executive officer with individual term life coverage with a death benefit of $100,000. The Company also provides each named executive officer and director with group accidental death and dismemberment insurance with a benefit of up to a maximum of $200,000. The life insurance benefits and the accidental death and dismemberment benefits are payable to such officer's or director's beneficiary and not to the Company. The Company also pays all of the premiums on certain variable life insurance policies for certain officers of the Company, the death benefit and cash value of which are for the benefit of and payable to such officer or his designated beneficiary and not to the Company. The death benefit and cash value of the variable life insurance policies of the named executive officers at December 31, 1997 are as follows: Mr. Wilson - $100,000/$33,580, Mr. Truitt - $100,000/$21,841, Mr. Roney - $100,000/$0, Mr.
Louis Martin - $100,000/$14,362 and Mr. Schlosser - $100,000/$2,875. Amounts
paid in premiums by the Company for the benefit of these individuals are reported in the Summary Compensation Table above. The Company also provides substantially all of its other employees with certain group life insurance benefits under term life insurance policies for which premiums are paid by the Company, and with certain long-term disability insurance which replaces a percentage of the employees' base salaries in the event of a qualifying disability.

     1988 Nonqualified Stock Option Plan. Pursuant to authority granted in the Company's Articles of Incorporation, the Board of Directors adopted the Company's 1988 Nonqualified Stock Option Plan (as amended, the "1988 Plan") in July 1988. The 1988 Plan, which has been approved by the Company's Stockholders, is currently administered by the Compensation Committee. The purpose of the 1988 Plan is to benefit the Company by offering certain employees and officers of the Company an opportunity to acquire Common Stock and thereby increase their personal investment in the Company. Options to purchase Common Stock may be granted under the 1988 Plan to eligible employees and officers of the Company who are selected by the Compensation Committee; provided, however, that no member of the committee, and no director of the Company who is not also an employee or officer of the Company, is eligible to receive options under the 1988 Plan. The Compensation Committee has the discretion, subject to the terms and conditions of the plan, to identify from among eligible participants those who will receive options, the option price and the other terms and conditions of the options. The purchase price for options granted under the 1988 Plan may not be less than the greater of the par value of the shares or 38.5% of their book value at the end of the Company's fiscal year immediately prior to the complete fiscal year that precedes the grant. Options granted under the 1988 Plan must be granted within 10 years from the date of the adoption of the 1988 Plan by the Board of Directors, and are generally exercisable at any time between one year and 10 years from the date of grant, except that options become immediately exercisable upon certain changes in control and except that in the event of a termination of employment for any reason other than death, the purchase price for the stock must be paid within 90 days from the date of such termination (or prior to the expiration of the option if earlier). In the event of termination of optionee's employment on account of death, instead of a 90 day period as described in the foregoing sentence, the exercise period is one year. The Board of Directors is authorized to amend the 1988 Plan, except that the Stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the 1988 Plan or to materially modify the requirements as to eligibility for participation in the plan. Under the 1988 Plan, nonqualified options to purchase an aggregate of not more than 1,564,500 shares of Common Stock may be granted (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, consolidations or recapitalizations). Options to purchase an aggregate of 1,564,500 shares of Common Stock have been granted under the 1988 Plan at an average total purchase price of $1.42 per share, to be satisfied 50% in cash upon exercise and 50% in previously earned but unpaid compensation accrued. As of December 31, 1997, of the 1,564,500 options granted, 1,196,620 options had been exercised and 367,880 shares remained subject to presently exercisable options. No options remain available to be granted under the 1988 Plan.

     1994 Nonqualified Stock Option Plan. The Board of Directors adopted the Company's 1994 Nonqualified Stock Option Plan (the "1994 Plan") in October 1994. The Company's Stockholders approved the 1994 Plan in April 1996. The purpose of the 1994 Plan is to attract, compensate, motivate and retain those highly competent officers, directors and key management employees upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Under the 1994 Plan, eligible persons who are selected by the Compensation Committee may be granted nonqualified options to purchase an aggregate of not more than 525,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, recapitalizations or otherwise). As of December 31, 1997, options to purchase an aggregate of 363,050 shares of Common Stock had been granted under the 1994 Plan.

     The 1994 Plan is currently administered by the Compensation Committee. Within the limitations set forth in the 1994 Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors and employees those to whom options may be granted, the timing of the grant of the options, and the exercise period and price of such options. Directors, officers and other key management employees of the Company and its subsidiaries are eligible to participate under the 1994 Plan. The option price per share under the 1994 Plan may not be less than the greater of the par value of the shares or 85% of their fair market value (as defined in the 1994 Plan) on the date of grant. Options must be granted within ten years from the adoption of the 1994 Plan and exercised within ten years from the date of grant, except that options must be exercised prior to termination of employment if termination is "for cause" (as defined in the 1994 Plan) or within 90 days after termination if termination is other than for cause, or within one year after termination (subject to extension by the Compensation Committee) if termination is due to death or disability. Options also generally become exercisable in full upon certain changes in control of the Company. Otherwise, the period for the exercise of options is generally at the discretion of the Compensation Committee. The Board of Directors is authorized from time to time to amend the 1994 Plan, except that the Stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the plan and to modify materially the requirements as to those persons who are eligible to participate in the plan.

     1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. On May 3, 1996, the Board of Directors adopted the Company's 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The Company's Stockholders approved the 1996 Plan in May 1997. The purpose of the 1996 Plan is to advance the interests of the Company and the Stockholders by giving non-employee directors an opportunity to acquire or increase their interest in the Company, thereby aligning the interests of such directors with the interests of the Stockholders. The purpose of the 1996 Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors. Under the 1996 Plan, non-employee directors are granted options to purchase Company stock and are allowed to receive options in lieu of fees that otherwise would have been paid in cash to such directors for their services as directors. The 1996 Plan also provides that non-employee directors may defer receipt of their director's fees until a later date. The non-employee directors of the Company, presently consisting of six persons, are eligible to participate in the 1996 Plan. The 1996 Plan is administered by a committee appointed by the Board of Directors and consisting of at least three (3) members who are not eligible to receive options under the 1996 Plan (the "Plan Committee").

         The 1996 Plan consists of two elements: (i) stock options and (ii) deferred compensation. Under the 1996 Plan, a maximum of 100,000 shares of the Company's Common Stock are to be reserved for issuance upon the exercise of options granted to non-employee directors of the Company (subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company). On the date of the annual meeting of the Board of Directors each year, each non-employee director is granted an option to purchase shares of Common Stock as follows: (i) each non-employee director elected to the Board of Directors at such annual meeting receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such directors' cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date; and (ii) each non-employee director not standing for election at such annual meeting and who is to continue to serve as a director of the Company receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such director's cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date, and multiplying the resulting amount by .6666.

     The 1996 Plan also provides that each non-employee director may elect to receive the cash retainer and meeting fees payable to the director for service on the Board of Directors and any committees thereof in the form of options to purchase stock in lieu of cash. On the first business day following each of the three-month periods ending August 31, November 30, February 28 (or 29, as the case may be), and May 31, the Company grants to each non-employee director who has made such an election an option to purchase the number of shares of Common Stock determined by dividing (i) the amount of such director's cash retainer and meeting fees accrued during such three-month period increased by 30% by (ii) the Black-Scholes value of each option to purchase a share of Common Stock on the date of grant.

     The grant of options under the 1996 Plan are subject to the following limitations: (i) the option price may not be less than 100% of the fair market value of the stock on the date of the grant; (ii) no option may be exercised more than ten years after the date of grant; (iii) options are generally not exercisable within the first twelve months after the date of grant; (iv) with certain exceptions, no option is exercisable unless at all times during the period beginning on the date of grant and ending three years before exercise the optionee was a director of the Company; and (v) such other limitations and conditions as the Plan Committee may determine. The Plan Committee in its discretion may accelerate the time when options are exercisable after the initial grant thereof; provided that the Plan Committee may not exercise such power if to do so would permit or result in a violation of Section 16(b) of the Exchange Act. As of December 31, 1997, 55,383 options had been granted under the 1996 Plan at exercise prices ranging from $5.875 to $8.00. The closing price of the Common Stock on December 31, 1997 was $5.25 per share.

     Pursuant to the 1996 Plan, a non-employee director may elect to defer all or any portion of the cash retainer and meeting fees payable to such director for service on the Board of Directors and any committees thereof (directors electing such deferral are hereinafter sometimes referred to as "Participating Directors"). The Company will deposit such deferred fees into an account (a "Deferral Account") established for each Participating Director and will pay interest on funds in such accounts at the rate paid on five-year U.S. Treasury notes, or at such other rate as is prescribed by the Plan Committee. Amounts credited to the Deferral Account of a Participating Director will be paid to him, at his election, in monthly installments over a period not to exceed three
(3) years, or in such other manner as the Plan Committee may permit. Upon the death of a Participating Director, any amounts in his Deferral Account will be paid to his designated beneficiary. Further, if a Participating Director, or his designated beneficiary, if applicable, suffers certain financial hardships, the Plan Committee may accelerate payment of the amounts in such Participating Director's Deferral Account to the extent necessary to eliminate such hardship.

     Executive Supplemental Income Plan. In 1983, the Company implemented its executive supplemental income plan (the "ESIP") in order to encourage certain key members of management to continue their employment with the Company. As of December 31, 1997, 10 current or retired employees had entered into supplemental income agreements ("Supplemental Income Agreements") with the Company under the ESIP. Under the Supplemental Income Agreement, a participant will receive credits based upon the participant's age at the time the agreement is entered into and for each prior year of service with the Company, with the participant becoming vested under the agreement, and entitled to receive benefits thereunder, upon receiving an established number of credits. Upon entering into a Supplemental Income Agreement, the participant will receive the greater of one credit for each year of the participant's age or 40 credits, plus one credit for each year of full-time service to the Company rendered up to the date of the agreement. Thereafter, the participant will receive one credit for each twelve months of full-time service to the Company. The participant becomes 50% vested upon receiving 55 credits and continues to vest at a rate of 5% per credit received thereafter until becoming fully vested upon receiving 65 credits. Beginning at the later of either the attainment of 65 years of age or termination of full-time employment or beginning at such time as may be determined in the discretion of the Compensation Committee, a participant or the designated beneficiary thereof becomes entitled to receive 120 monthly payments equal to 40% (or 40% times the percentage vested, if only partially vested) of the highest average monthly compensation (exclusive of bonuses and fringe benefits) paid to the participant by the Company during a period of three consecutive years within the five-year period ending immediately prior to the termination of the participant's full-time employment. The Supplemental Income Agreements also provide as a condition to payment that the participant shall not enter into competition with the Company during the term of his employment or for a period of five years thereafter. As a part of this program, the Company has purchased, and is the named beneficiary of, life insurance on the participants which, based on the actuarial assumptions used, is expected to exceed the total obligation, after taxes, of the Company under the ESIP. As of December 31, 1997, the named executive officers had received the following number of credits under their respective Supplemental Income
Agreements: Mr. Wilson - 60 credits (75% vested), Mr. Truitt - 76 credits (100% vested) and Mr. Louis Martin - 60 credits (75% vested).

     The following table shows estimated annual benefits payable upon retirement under the ESIP.


              Highest 3-Year                        Number of Credits
              Average Annual             --------------------------------------
                Base Salary                55               60             65
              --------------             -------         -------        -------
              $  100,000                 $20,000         $30,000        $40,000
                 125,000                  25,000          37,500         50,000
                 150,000                  30,000          45,000         60,000
                 175,000                  35,000          52,500         70,000
                 200,000                  40,000          60,000         80,000
                 225,000                  45,000          67,500         90,000
                 250,000                  50,000          75,000        100,000
                 300,000                  60,000          90,000        120,000

     Employee Stock Ownership Plan. In 1992, the Company established the ESOP in an effort to promote employee involvement in the success of the Company by giving eligible employees an ownership interest in the Company. All participants in the Profit Sharing Plan as of December 31, 1991, became participants in the ESOP as of January 1, 1992. The Company's Board of Directors serves as the Administrative Committee of the ESOP and thereby directs the actions of the trustees of the ESOP, all of whom are executive officers of the Company. Under
Section 1042 of the Code, persons who sell shares to an ESOP can defer tax recognition on the sale if certain requirements are met, including the requirement that such selling Stockholders and other specified persons not participate in the ESOP. Because Section 1042 was utilized in connection with the ESOP and Messrs. Wilson, Truitt and Martin sold shares to the ESOP they do not participate in the ESOP. Mr. Roney and Mr. Schlosser participate in the ESOP. During 1997, 2,801 shares of Common Stock with an estimated fair value of $5.25 were allocated to Mr. Roney's account in the ESOP and 2,386 of Common Stock with an estimated fair value of $5.25 were allocated to Mr. Schlosser's account in the ESOP.

     Supplemental Executive Retirement Plan. Because Section 1042 of the Code prohibits certain employees, including certain of the named executive officers, from participating in the ESOP, the Company implemented a supplemental executive retirement plan (the "SERP") in 1993 to provide benefits that would have been available to those employees under the ESOP. Under the terms of the SERP, each participant in the SERP is allocated a number of "phantom shares" equal to the number of shares of Common Stock that would have been allocated to such participant's account under the ESOP but for the Section 1042 limitations. Participants vest in the SERP account in accordance with the vesting provisions of the ESOP. During 1997, 12,878 phantom shares of the Company's Common Stock with an estimated aggregate fair value of $67,608 were allocated to participants' accounts under the SERP. The calculation of the price per share is based upon the price of the shares of Common Stock at the close of trading on December 31, 1997.

     Post-retirement and Post-employment Benefits. The Company currently maintains a plan whereby the Company pays supplemental Medicare insurance premiums for certain retired officers, directors and their spouses. Certain current officers and directors who meet specified service requirements will be provided these retirement benefits under this plan upon their retirement. The total expense under this plan to the Company in 1997 was $10,000. The Company also maintains a plan whereby the Company provides medical insurance coverage through its self-insured medical/dental plan to certain former employees of the Company who were directors and/or officers and Stockholders and who have terminated their employment but have not reached retirement age and the members of the immediate families of such persons. To be eligible to participate in this plan, the former employee must have been a Stockholder, an officer and director of the Company and have been employed by the Company for 15 years or, if the employee did not serve as a director, 20 years. The total expense of this plan to the Company in 1997 was $77,000, including $48,000 accrued for named officers.

RETENTION AND TERMINATION AGREEMENTS

     In January 1998, the Company entered into Retention and Termination Agreements with certain of its senior executive officers. The Agreements, which have a term of one year, provide that the executive officer will receive a specified payment in the event that he continues his employment with the Company through the completion of a "change in control of the Company." The amount of the payment varies by executive officer, but is based on a percentage of the officer's annual base salary at the highest rate in effect during the twelve month period immediately preceding the change in control of the Company. The percentages range from 40%to 55%.

     The Retention and Termination Agreement also provides that in the event the executive officer is terminated without cause or terminates his employment for "Good Reason" within 185 days of the completion of a change in control of the Company, he will be entitled to a lump sum payment equal to the amount of his salary at the highest rate in effect during the twelve months immediately preceding the date of the termination of his employment. The agreement also provides that the terminated officer will continue to receive health insurance and other employment benefits for a period of one year following the termination of his employment. These severance payments and benefits are paid only if termination follows a change in control of the Company and is not due to normal retirement, death, disability or termination for cause.

     A change in control of the Company is defined in the agreement as (i) any person or entity becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended) of more than 50% of the outstanding voting capital stock of the Company, or more than 20% (but not more than 50%) of the outstanding voting capital stock of the Company without the approval of the Continuing Directors (as defined below), (ii) if at any time Continuing Directors no longer constitute a majority of the directors of the Company, or
(iii) the consummation of (A) a merger or consolidation of the Company, or similar transaction, in which the Company is not the surviving or continuing corporation or shares of Common Stock of the Company are to be converted into or exchanged for cash, securities other than Common Stock of the Company or other property, (B) a sale or disposition of all or substantially all of the assets of the Company or (C) the dissolution of the Company. Generally, "Continuing Directors" are directors who have served on the board for a continuous 24-month period or whose nomination or election is approved by at least the majority of such directors.



          VII. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES OF THE COMMITTEE

     The Compensation Committee is responsible for establishing a compensation program designed to create a direct relationship between the levels of compensation paid to executives and the Company's annual and long-term level of performance. The Compensation Committee, which is composed of non-employee directors, believes that this relationship is best established by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance.


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Compensation Committee believes that the compensation program should be based on the Company's overall performance compared to corporate objectives, while also recognizing individual contributions that have helped create value for the Company's Stockholders. The Company's compensation program is designed to be competitive with those of other well-managed, durable products companies. The Committee has focused the program on variable compensation so that a significant proportion of the officers' total compensation is at risk, with its value based on the Company's annual and long-term financial results and improvement in Stockholder value. The program specifically attempts to align the financial interests of the executives with those of the Stockholders so that the executives' personal net worth depends heavily on a long-term appreciation in the value of the Company's stock. The Committee uses the services of an independent consultant to advise it in the continuing development of the Company's philosophy and objectives.

COMPENSATION COMPONENTS

     The Company's compensation program for executive officers has three components: base salary, annual incentive awards and long-term incentive awards. The Compensation Committee determines executive compensation levels for each component based upon the Committee's judgment, taking into account an objectives-based evaluation by the President and Chief Executive Officer of the executive officers who report to him. The Compensation Committee reviews the President and Chief Executive Officer's recommendations for these executive officers, but ultimately makes compensation awards based upon the judgment of the Committee's members.

     The Chairman of the Board of Directors prepares an appraisal of the President and Chief Executive Officer based on his performance and the Company's results during the previous fiscal year, and the Compensation Committee considers this evaluation in determining any change in the base salary and the amount of the annual incentive award for the President and Chief Executive Officer.

     In setting compensation levels for the executive officers, the Committee considers survey-derived data that reflect compensation paid by bonus-paying companies of similar size in the durable goods industry.


BASE SALARIES

     The Compensation Committee annually reviews and approves the base pay levels for the executive officers. The Committee established the salaries for the officers at levels considered appropriate in light of the scope of the duties and responsibilities attendant to the executive's position and taking into account competitive practices. The Committee's goal is to set base salaries for the Company's executives slightly below the 50th percentile of the market though specific compensation for an individual executive may vary from those levels due to various subjective and objective factors, such as experience, length of service and performance.

     Base salary increases were granted to each of the named executive officers in 1997; all were paid base salaries at the beginning of the year that were below the survey-derived pay levels.


ANNUAL INCENTIVE PROGRAM

     Under the Company Management Incentive Plan (the "Incentive Plan"), the Company's executive officers and other key management employees have the opportunity to earn annual performance bonuses. Bonuses are paid based on achievement of the Company's pre-tax return on equity percentage compared to a target approved by the Compensation Committee at the start of the year. The resultant awards may then be increased or decreased on the basis of an executive's achievement of individual goals. The executives set Company and individual goals with the President and Chief Executive Officer at the start of the year. A target incentive award is established so that each executive knows at the beginning of the year the amount he can earn if both Company and individual results are achieved.

     The Company did not achieve the minimum objectives set at the beginning of 1997 and, therefore, no payments were earned or paid from the Incentive Plan. Since the achievement of individual goals acts as a modifier for any amount earned on the basis of the Company's results, no payments could be made from the individual component of the Incentive Plan.


LONG-TERM COMPENSATION

     The Company's long-term incentive compensation plan promotes ownership of the Company's Common Stock, providing a common interest between the Stockholders and the executive officers. The Committee establishes target incentive compensation opportunities that directly link an executive's potential award to individual contributions and the Company's performance.

     The 1994 Nonqualified Stock Option Plan authorizes the Compensation Committee to make grants of stock options at an exercise price which cannot be less than the greater of (i) the par value of the Common Stock on the date the option is granted or any time the option is exercisable, or (ii) 85% of the per share fair market value of the Common Stock on the date of grant. Within the limitations set forth in the 1994 Nonqualified Stock Option Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors, and employees those to whom options may be granted, the time of the options, the exercise period and the price of the options. Stock options granted to the named executive officers during the fiscal year ended December 31, 1997, are reflected in the table set forth above under "REMUNERATION OF EXECUTIVE OFFICERS - 1997 Stock Option Grants."


CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The President and Chief Executive Officer's salary, bonus and annual grants of stock options follow the policies and procedures set forth above. Mr. Wilson's salary increase in fiscal 1997 was based on the Compensation Committee's evaluation of his performance, that of the Company, and the review of competitive salary data. The Company's performance for the previous year was measured against pre-tax return on equity goals established by the Compensation Committee. The Company's 1996 results were used since the President and Chief Executive Officer's salary was reviewed early in 1997.

     In addition to his base salary, the President and Chief Executive Officer is eligible to receive compensation paid through incentive programs. It is the Compensation Committee's intention to establish a compensation mix in the future so that a greater portion of the Chief Executive Officer's total compensation will be based on the value of the Company's stock, improving the linkage with the increase in value created for the Company's Stockholders.

     Mr. Wilson's 1997 compensation consisted of a base salary of $237,516, but no annual incentive award. The Company's failure to achieve the Incentive Plan's financial objectives in 1997 resulted in no incentive award being paid. The Compensation Committee's evaluation of Mr. Wilson's achievement of his individual goals did not result in any award since a threshold of the Company's financial results must be achieved before any award for individual results may be made.

     In 1997, the Compensation Committee approved the grant of options to purchase 40,000 shares of the Company's Common Stock to Mr. Wilson at fair market value at the date of grant. The number of shares granted Mr. Wilson is determined by the Compensation Committee as part of the overall compensation program. The Compensation Committee believes that stock options encourage the senior executives to become owners of the Company, which further aligns their interests with the Stockholders.


POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for compensation paid to the named executive officers, unless certain requirements are met, one of which is that compensation over $1 million must be based on the Company's attainment of performance goals approved by the Stockholders. The Compensation Committee's policy is to comply with Section 162(m), and the Nonqualified Stock Option Plan approved by the Stockholders in 1994 was designed to comply with Section 162(m). Based on currently available information, all compensation paid to executives in 1997 is deductible. The Compensation Committee will continue to monitor this subject.

     The Compensation Committee's philosophy and objectives and its compensation program are designed to enhance Stockholder value, and such philosophy, objectives and programs are subject to review and change whenever the Compensation Committee perceives that this purpose is not being met.

     This report is submitted by the following Directors of the Company, compromising all the members of the Compensation Committee:

William D. Biggs
Jim D. Caudle, Sr.
Herbert J. Dickson
William H. Martin, III


                     VIII. EXECUTIVE OFFICERS OF THE COMPANY

     The names and ages of the executive officers of the Company who are not also directors of the Company, and the offices with the Company held by each such executive officer and the period during which he has served in such office are as follows:

                                                                                        Year First Elected
            Name And Age                                  Office                          to Such Office
--------------------------               ------------------------------------------     -------------------
Roderick V. Schlosser - 42               Vice President of Finance and Treasurer               1996
Robert W. Wintersteen - 40               Vice President of Research and Development            1997
J. Reid Roney - 38                       Vice President of Sales and Marketing                 1997
Kenneth W. Horton - 52                   Vice President of Sales                               1997


                           IX. STOCK PERFORMANCE GRAPH

     The following indexed graph compares the Company's annual percentage change in cumulative total Stockholder return for the period since the date the Company's stock was initially publicly traded with The Nasdaq Stock Market - U.S. Index and the S&P Industrials Index. The graph assumes that the index value of the investment in the Company's Common Stock and each index was 100 on July 13,1995, and that all dividends have been reinvested.


        Measurement Period          Martin Industries,
      (Fiscal Year Covered)                Inc.              NASDAQ         S&P Industrials
7/13/95                                   100                 100                100
12/95                                      93                 106                109
12/96                                      78                 130                134
12/97                                      58                 159                175

           X. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers, directors and 10% Stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Commission. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or Stockholders that no reports were required, the Company believes that during fiscal 1997 all filing requirements applicable to its officers, directors and Stockholders were complied with in a timely manner.


                          XI. PROPOSALS BY STOCKHOLDERS

     Stockholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to the Annual Meeting of Stockholders to be held in 1999. The stockholders may also submit recommendations of individuals to be nominated for director in 1999 to be considered by the Board of Directors. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to the Annual Meeting and such nominations to be considered by the Board of Directors, such proposals and nominations must be received by the Company not later than December 7, 1998.


                            XII. GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, IN FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED, WITHOUT CHARGE, FROM RODERICK V. SCHLOSSER, SECRETARY OF THE COMPANY, 301 EAST TENNESSEE STREET, FLORENCE, ALABAMA 35630, ON WRITTEN REQUEST.


                                            MARTIN INDUSTRIES, INC.



                                            Roderick V. Schlosser
                                            Secretary


301 East Tennessee Street
Florence, Alabama  35630
April 6, 1998

                                                                      APPENDIX A


                             MARTIN INDUSTRIES, INC.
                 EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED TRUST
                                FLORENCE, ALABAMA


                     VOTING INSTRUCTION CARD FOR THE ANNUAL
                             MEETING OF STOCKHOLDERS
                                  MAY 15, 1998

     The undersigned hereby instructs William H. Martin, III, Louis J. Martin, II and Roderick V. Schlosser, as trustees of the Martin Industries, Inc. Employee Stock Ownership Plan and Related Trust (the "ESOP"), and each of them, with full power of substitution, to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which are allocated to the undersigned's account in the ESOP at the Annual Meeting of Stockholders of the Company to be held on Friday, May 15, 1998, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees below           [ ] WITHHOLD AUTHORITY to vote
         (except as indicated to              for all nominees below
         the contrary below)

     William D. Biggs, Jim D. Caudle, Sr., James J. Tanous, Herbert J. Dickson


     INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

     ------------------------------------------------------------------


2.   RATIFICATION OF SELECTION OF AUDITORS:

     [ ] FOR   [ ] AGAINST  [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.



3.   OTHER MATTERS:

     [ ] In the manner the ESOP Trustees determine to be in the best interest of the ESOP Participants.

     [ ]  Withhold authority to vote on other matters.

THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED IN THE MANNER THE ESOP COMMITTEE DETERMINES TO BE IN THE BEST INTEREST OF THE ESOP PARTICIPANTS. THE ESOP COMMITTEE CURRENTLY INTENDS TO VOTE SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                       Dated:
                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------
                                         (Signature(s) of Participant(s))

                             (Please date and sign as name appears to the left.)


PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX B



                             MARTIN INDUSTRIES, INC.
                                FLORENCE, ALABAMA


                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1998

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


     The undersigned hereby appoints William H. Martin, III and Roderick V. Schlosser, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, May 15, 1998, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof:

1.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees below               [ ] WITHHOLD AUTHORITY to vote
         (except as indicated to                  for all nominees below
         the contrary below)

     William D. Biggs, Jim D. Caudle, Sr., James J. Tanous, Herbert J. Dickson


     INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

       ------------------------------------------------------------------


2.   RATIFICATION OF SELECTION OF AUDITORS:

     [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.



3.   OTHER MATTERS:

     In their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.



                             Dated:
                                   --------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------
                                         (Signature(s) of Participant(s))

                             (Please date and sign as name appears on proxy. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.)


PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        2